[GRAPHIC OMITTED]

                                                                 1245 "Q" Street
                                                              Lincoln, NE  68508
                                                            Phone:  402-475-2525
                                                              Fax:  402-475-9061

Contact:  Patrick E. Beans
          Chief Financial Officer
          402-475-2525


                     NATIONAL RESEARCH CORPORATION ANNOUNCES
                              THIRD QUARTER RESULTS
           ----------------------------------------------------------
           Company Achieves Highest Quarterly Revenues In Its History

LINCOLN, Nebraska (November 4, 2003) -- National Research Corporation (NASDAQ/NM:NRCI), a leader in healthcare performance measurement, today announced results for the third quarter and nine months ended September 30, 2003.

     Revenues for the third quarter ended September 30, 2003, increased to a record $8.0 million compared with revenues of $7.3 million for the third quarter of 2002. Net income for the third quarter of 2003 was $1.3 million, or $0.18 per basic and diluted share, compared with net income of $1.4 million, or $0.20 per basic and diluted share, in the prior-year quarter. As previously reported, comparisons with the prior-year quarter are not meaningful because earnings per share and revenues in the prior-year period were positively affected by the initiation of the Veteran's Administration contract, resulting in two quarters of work and subsequent recording of two quarters of revenues in the third quarter of 2002. Excluding the resulting extra $700,000 of revenues and $0.04 net income per share, net income per basic and diluted share for the third quarter of 2002 would have been approximately $0.16 on revenues of $6.6 million.

     Revenues for the nine-month period ended September 30, 2003, increased 24.8% to $20.2 million compared with revenues of $16.2 million for the nine months ended September 30, 2002. Net income for the nine months ended September 30, 2003, was $3.1 million, or $0.43 per basic and diluted share, compared with net income of $2.6 million, or $0.37 per basic and diluted share, in the prior-year period.


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NRCI Announces Third Quarter Results
Page 2
November 4, 2003


     Patrick E. Beans, chief financial officer of National Research Corporation, said, "Our focus on generating outstanding financial results, along with our fiscal discipline, gives us confidence in reaffirming our fourth quarter earnings per share guidance of $0.19. We also believe that our objective of achieving a minimum growth rate of 20% in earnings per share will be surpassed in 2004."

     Commenting on the Company's performance to date, Michael D. Hays, president and chief executive officer of National Research Corporation, said, "We have now achieved very strong revenue growth for the past seven quarters. This speaks volumes to marketplace acceptance of our unique product offerings, and, given our recently expanded portfolio, demand should increase even further. In fact, since our last earnings call in August, we have added over 100 new client organizations, which, along with the implementation of the upcoming National Standard by hospitals, leads us to believe this growth trend will continue and likely accelerate in 2004."

     A listen-only simulcast of National Research Corporation's third quarter conference call will be available online at www.fulldisclosure.com on November 5, 2003, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately two hours later and continue for 30 days.

     National Research Corporation, headquartered in Lincoln, Nebraska, is a leading provider of ongoing survey-based performance measurement, analysis and tracking services to the healthcare industry. The Company addresses the growing need of healthcare providers and payors to measure the care outcomes, specifically satisfaction and health status, of their patients and/or members.

     This press release includes "forward-looking" statements related to the Company that can generally be identified as describing the Company's future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission.


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NRCI Announces Third Quarter Results
Page 3
November 4, 2003

                          NATIONAL RESEARCH CORPORATION
                 Unaudited Consolidated Statements of Operations
                      (In thousands, except per share data)

                                                            Three Months Ended              Nine Months Ended
                                                               September 30,                  September 30,
                                                            -------------------            -------------------
                                                            2003           2002            2003           2002
                                                            ----           ----            ----           ----

Revenues                                                 $    7,993     $    7,317      $   20,180     $   16,165

Operating expenses:
    Direct expenses                                           3,797          3,388           9,280          6,962
    Selling, general and administrative                       1,564          1,200           4,381          3,562
    Depreciation and amortization                               536            401           1,464          1,223
                                                         ----------     ----------      ----------     ----------
        Total operating expenses                              5,897          4,989          15,125         11,747
                                                         ----------     ----------      ----------     ----------

        Operating income                                      2,096          2,328           5,055          4,418

Other income (expense):
    Interest income                                              77             63             214            188
    Interest expense                                           (108)          (109)           (322)          (341)
    Other, net                                                    5             (1)             48            (73)
                                                         ----------     ----------      ----------     ----------

        Total other income (expense)                            (26)           (47)            (60)          (226)

        Income before income taxes                            2,070          2,281           4,995          4,192
        Provision for income taxes                              770            854           1,866          1,576
                                                         ----------     ----------      ----------     ----------

Net income                                               $    1,300     $    1,427      $    3,129     $    2,616
                                                         ==========     ==========      ==========     ==========
Net income per share, basic                              $     0.18     $     0.20      $     0.43     $     0.37
                                                         ==========     ==========      ==========     ==========
Net income per share, diluted                            $     0.18     $     0.20      $     0.43     $     0.37
                                                         ==========     ==========      ==========     ==========
Weighted average shares outstanding:
    Basic                                                     7,262          7,176           7,255          7,139
    Diluted                                                   7,324          7,200           7,303          7,163


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NRCI Announces Third Quarter Results
Page 4
November 4, 2003

                          NATIONAL RESEARCH CORPORATION
                      Consolidated Condensed Balance Sheets
                             (Dollars in thousands)

                                                                             Sept. 30,      Dec. 31,
                                                                               2003           2002
                                                                               ----           ----
                                                ASSETS
Current Assets:
    Cash and cash equivalents                                                    3,947     $      991
    Short-term investments                                                      12,155          9,987
    Accounts receivable, net                                                     2,552          4,579
    Other current assets                                                         2,559          2,391
                                                                            ----------     ----------
           Total current assets                                                 21,213         17,948

Net property and equipment                                                      12,250         12,346
Other, net                                                                       9,912         8,538
                                                                            ----------     ----------

           Total Assets                                                     $   43,375     $   38,832
                                                                            ==========     ==========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts payable and accrued expenses                                   $    1,119     $      933
    Deferred revenue                                                             3,240          3,277
    Accrued compensation                                                           804            633
    Notes payable                                                                  139            132
    Income taxes payable                                                           511             55
                                                                            ----------     ----------
           Total current liabilities                                             5,813          5,030

Noncurrent liabilities                                                           6,339          5,784
                                                                            ----------     ----------

           Total Liabilities                                                    12,152         10,814
                                                                            ----------     ----------
Shareholders' Equity:
    Common stock, $0.001 par value; 20,000,000 shares authorized;
      7,624,917 and 7,560,610 shares issued, respectively;
      7,305,617 and 7,245,110 outstanding, respectively                              8              8
    Additional paid-in capital                                                  18,660         18,124
    Retained earnings                                                           14,576         11,447
    Unearned compensation                                                         (388)             0
    Accumulated other comprehensive income                                          12             35
    Treasury stock                                                              (1,645)        (1,596)
                                                                            ----------     ----------
           Total shareholders' equity                                           31,223         28,018
                                                                            ----------     ----------
           Total Liabilities and Shareholders' Equity                       $   43,375     $   38,832
                                                                            ==========     ==========


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